ARTICLES SUPPLEMENTARY TO THE
                          ARTICLES OF INCORPORATION OF
                   MERRILL LYNCH ASSET BUILDER PROGRAM, INC.

         MERRILL LYNCH ASSET BUILDER PROGRAM, INC. (hereinafter called the "Corporation"), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation on July 9, 1997, adopted resolutions in accordance with Section 2-105(c) of the General Corporation Law of Maryland, to increase the total number of authorized shares of Class B Common Stock of Fundamental Value Portfolio to 10,000,000 shares and to increase the total number of authorized shares of Class B Common Stock of Global Opportunity Portfolio to 10,000,000 shares;

         (i) The capital stock of Fundamental Value Portfolio shall be classified into four classes consisting of SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class A Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), TEN MILLION (10,000,000) shares of Class B Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of ONE MILLION DOLLARS ($1,000,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class C Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class D Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000).

         (ii) The capital stock of Global Opportunity Portfolio shall be classified into four classes, consisting of SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class A Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), TEN MILLION (10,000,000) shares of Class B Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of ONE MILLION DOLLARS ($1,000,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class C Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class D Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000).


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         SECOND: The total number of shares of all classes of capital stock of
(i) Fundamental Value Portfolio and (ii) Global Opportunity Portfolio heretofore authorized, and the number and par value of the shares of each class in each portfolio, were as follows:

         (i) TWENTY FIVE MILLION (25,000,000) shares of capital stock of the par value of Ten cents ($0.10) per share and of the aggregate par value of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), classified into four classes consisting of SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class A Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class B Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class C Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND shares of Class D Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000).

         (ii) TWENTY FIVE MILLION (25,000,000) shares of capital stock of the par value of Ten cents ($0.10) per share and of the aggregate par value of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), classified into four classes consisting of SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class A Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class B Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class C Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class D Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000).

         THIRD: The total number of shares of all classes of capital stock of
(i) Fundamental Value Portfolio and (ii) Global Opportunity Portfolio as increased, and the number and par value of the shares of each class in each portfolio, are as follows:

         (i) The total number of shares of capital stock of Fundamental Value Portfolio as increased shall consist of TWENTY EIGHT MILLION SEVEN HUNDRED AND FIFTY THOUSAND (28,750,000) shares of Capital Stock of the par value of Ten cents ($0.10) per share and of the aggregate par value of TWO MILLION EIGHT HUNDRED

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



AND SEVENTY FIVE THOUSAND DOLLARS ($2,875,000), classified into four classes consisting of SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class A Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), TEN MILLION (10,000,000) shares of Class B Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of ONE MILLION DOLLARS ($1,000,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class C Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class D Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000).

         (ii) The total number of shares of capital stock of Global Opportunity Portfolio as increased shall consist of TWENTY EIGHT MILLION SEVEN HUNDRED AND FIFTY THOUSAND (28,750,000) shares of capital stock of the par value of Ten cents ($0.10) per share and of the aggregate par value of TWO MILLION EIGHT HUNDRED AND SEVENTY FIVE THOUSAND DOLLARS ($2,875,000), classified into four classes consisting of SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class A Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), TEN MILLION (10,000,000) shares of Class B Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of ONE MILLION DOLLARS ($1,000,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class C Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000), SIX MILLION TWO HUNDRED AND FIFTY THOUSAND (6,250,000) shares of Class D Common Stock with the par value of Ten cents ($0.10) per share and of the aggregate par value of SIX HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($625,000).

         FOURTH: The aforesaid action by the Board of Directors was taken pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

         IN WITNESS WHEREOF, MERRILL LYNCH ASSET BUILDER PROGRAM, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and attested by its Treasurer on December 22, 1997.


                                    MERRILL LYNCH ASSET BUILDER PROGRAM, INC.



                                    By:     /s/ Terry K. Glenn
                                            ------------------
                                                Terry K. Glenn
                                                Executive Vice President


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


Attest:



/s/ Gerald M. Richard
---------------------
     Gerald M. Richard
     Treasurer



The undersigned, Executive Vice President of MERRILL LYNCH ASSET BUILDER PROGRAM, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



Dated:  December 22, 1997                    /s/ Terry K. Glenn
                                             ------------------
                                                       Terry K. Glenn
                                                       Executive Vice President


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